UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2005

YORK INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10863	13-3473472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

631 South Richland Avenue, York, Pennsylvania	17403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 771-7890

                                      Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 8.01	Other Events.

On August 24, 2005, Johnson Controls, Inc. (“Johnson Controls”) and York International Corporation (“York”) announced that Johnson Controls will acquire York in an all-cash transaction. Under the definitive agreement unanimously approved by the Boards of Directors of both companies, York stockholders will receive $56.50 in cash, without interest, for each outstanding share of York common stock they own. The total value of the acquisition is anticipated to be approximately $3.2 billion, including the assumption of approximately $800 million of York debt. Johnson Controls expects to finance the transaction with short and long-term borrowings and anticipates that the transaction will close in December 2005, subject to customary closing conditions that include regulatory approvals and York shareholder approval. A copy of the joint press release of York and Johnson Controls announcing the transaction is filed as Exhibit 99.1 hereto and incorporated herein by reference.

A copy of the conference call and webcast presentation conducted by Johnson Controls on August 25, 2005 describing the transaction is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

99.1	Joint Press Release of Johnson Controls, Inc. and York International Corporation, dated August 24, 2005
99.2

Johnson Controls Acquisition of York International Investor Presentation, issued by Johnson Controls, Inc. on August 25, 2005 (incorporated by reference to Exhibit 99.2 of Johnson Controls’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 25, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YORK INTERNATIONAL CORPORATION
Date: August 25, 2005	By:	/s/ M. David Kornblatt
	Name:	M. David Kornblatt
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of Johnson Controls, Inc. and York International Corporation, dated August 24, 2005
99.2

Johnson Controls Acquisition of York International Investor Presentation, issued by Johnson Controls, Inc., dated August 25, 2005 (incorporated by reference to Exhibit 99.2 of Johnson Controls’ Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 25, 2005)